Exhibit 99.1

Crown Receives Nasdaq Delisting Determination and Plans to Request Reconsideration

LOS ANGELES, Mar. 4, 2025 – Crown Electrokinetics Corp. (NASDAQ: CRKN) ("Crown" or the "Company”), a leading provider of innovative technology infrastructure solutions that benefit communities and the environment, today announced that it has received a delisting determination from The Nasdaq Stock Market. The Company intends to submit a request for reconsideration to the Nasdaq Hearings Panel and to otherwise appeal the determination to the Nasdaq Listing and Hearing Review Council as necessary. While Crown pursues those processes, trading in the Company’s common stock will be suspended on Nasdaq effective with the open of the market on Wednesday, March 5, 2025. The Company’s common stock should be eligible to trade on the OTC Market’s Pink Current Information tier effective with the open of the market on March 5, 2024.

Crown today is a fundamentally stronger company than in the past, with expanded business operations, growing revenue, and a strengthened financial position. The Company provides cutting-edge critical infrastructure solutions through its Crown Construction business, specializing in fiber optics, water service lines, water intake solutions, and XXL diameter pipelines. The Company has also significantly improved its financial standing, maintaining a cash balance exceeding $20 million with no debt. Since completing its reverse stock split, Crown has evidenced compliance with Nasdaq’s minimum $1.00 bid price requirement for 22 consecutive business days, closing at approximately $3.40 per share on Monday, March 3, 2025. The Company otherwise satisfies all other applicable criteria for continued listing on The Nasdaq Capital Market, including a significant margin of compliance above the minimum $2.5 million stockholders’ equity requirement.

“Crown has taken all the necessary steps to meet Nasdaq’s listing requirements, and we firmly believe the Company deserves to remain on the exchange,” said Doug Croxall, CEO and Chairman, Crown. “Over the past year, we have consistently generated revenue through our construction business, delivering innovative critical infrastructure solutions, including our proprietary slant wells designed to combat water scarcity. With a strong financial position, over $20 million in cash, no debt, and increasing market demand, Crown is well-positioned for continued expansion. We are actively securing new opportunities across all our businesses, and we remain confident in our ability to drive long-term growth. While we work through the Nasdaq reconsideration/appeal process, our focus remains on executing our strategy, scaling operations, and delivering sustainable value to our shareholders.”

Although Crown will not trade on Nasdaq pending resolution of the reconsideration and appeal processes, Crown’s securities will remain technically listed on Nasdaq pending a final decision. The Company will continue executing its growth strategy and provide updates as appropriate in the interim.

For additional information, please refer to the Company’s filings with the Securities and Exchange Commission ("SEC") at https://ir.crownek.com/sec-filings.

About Crown

Crown (Nasdaq: CRKN) is an innovative infrastructure solutions provider dedicated to benefiting communities and the environment. Operating across multiple businesses – Smart Windows, and Construction – Crown is developing and delivering cutting edge solutions that are challenging the status quo and redefining industry standards. For more information, please visit www.crownek.com.

Forward Looking Statements

Certain statements in this news release may be "forward-looking statements" (within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995) regarding future events or Crown’s future financial performance that involve certain contingencies and uncertainties, including those discussed in Crown’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent reports Crown files with the U.S. Securities and Exchange Commission from time to time, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” . Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and Crown Electrokinetic Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

For more information, please contact:

Investor Relations

ir@crownek.com

Public Relations

pr@crownek.com